Exhibit 99.1

IHEARTMEDIA, INC. REPORTS
RESULTS FOR 2025 SECOND QUARTER

New York, NY, August 11, 2025 – iHeartMedia, Inc. (Nasdaq: IHRT) today reported financial results for the quarter ended June 30, 2025.
Financial Highlights:1

Q2 2025 Consolidated Results
▪Q2 Revenue of $934 million, up 0.5% (Excluding Q2 Political Revenue, Q2 Revenue up 1.5%)
▪GAAP Operating income of $35 million, compared to a GAAP Operating loss of $910 million in Q2 2024
▪Consolidated Adjusted EBITDA of $156 million, compared to $150 million in Q2 2024, up 3.9%
▪Cash provided by operating activities of $7 million
▪Free Cash Flow of ($13) million
▪Cash balance and total available liquidity2 of $236 million and $527 million, respectively, as of June 30, 2025

Q2 2025 Digital Audio Group Results
▪Digital Audio Group Revenue of $324 million up 13%
•Podcast Revenue of $134 million up 28%
•Digital Revenue excluding Podcast of $190 million up 5%
▪Segment Adjusted EBITDA of $108 million up 17%
•Digital Audio Group Adjusted EBITDA margin of 33.2%
Q2 2025 Multiplatform Group Results
▪Multiplatform Group Revenue of $545 million down 5%
•Excluding Multiplatform Group Q2 Political Revenue, Multiplatform Group Q2 Revenue down 5%
▪Segment Adjusted EBITDA of $96 million down 8%
•Multiplatform Group Adjusted EBITDA margin of 17.7%

Guidance
▪Q3 Consolidated Revenue expected to decline low-single digits, Q3 Consolidated Revenue excluding the impact of Political expected to increase in the low-single digits3
▪Q3 Consolidated Adjusted EBITDA4 expected to be approximately $180 million to $220 million

1 Unless otherwise noted, all results are based on year over year comparisons.
2 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.
3 Included in Q3 2024 GAAP Consolidated Revenue is approximately $44 million of Political Revenue.
4 A full reconciliation of forecasted Adjusted EBITDA on a non-GAAP basis to the respective most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company’s cash and cash equivalents balance.

Statement from Senior Management

“Our second quarter performance was solid and slightly ahead of our initial expectations, with our Q2 adjusted EBITDA of $156 million at the upper end of our previously provided guidance range and 4% above prior year and our consolidated revenue for the quarter was above our guidance range, up 0.5% above prior year,” said Bob Pittman, Chairman and CEO of iHeartMedia. “We continue to make progress on our ad tech platform, specifically building the capabilities to allow our broadcast radio inventory to be bought and sold like digital advertising, and to be a part of the key integrated buying systems. And today, we announced that Lisa Coffey is joining the company in the newly-created role of Chief Business Officer to drive those efforts. Lisa has a long history in ad tech, and digital and mobile advertising, including leading the team that introduced Amazon Advertising to the U.S. Agency Marketplace.”

“In the second quarter, the Digital Audio Group’s revenues were $324 million, up 13.4% year over year, slightly above our guidance, and the Digital Audio Group’s Adjusted EBITDA was $108 million, up 17.1% year over year. The Multiplatform Group’s revenue was $545 million, down 5.4% compared to prior year, at the higher end of our guidance range, and Adjusted EBITDA was $96 million, down 7.6% from the prior quarter,” said Rich Bressler, President, COO and CFO of iHeartMedia, Inc. “We are still on track to our previously announced modernization initiatives, which will generate net savings of $150 million in 2025 when compared to 2024.”

Consolidated Results of Operations
Second Quarter 2025 Consolidated Results
Our consolidated revenue increased $4.6 million, or 0.5%, during the three months ended June 30, 2025 compared to the same period of 2024. Digital Audio revenue increased $38.2 million, or 13.4%, driven primarily by continuing increases in demand for digital advertising, including podcast advertising. Multiplatform Group revenue decreased $31.3 million, or 5.4%, primarily resulting from a decrease in broadcast advertising in connection with continued uncertain market conditions. Audio & Media Services revenue decreased $2.3 million, or 3.3%, primarily as a result of lower political revenues at Katz Media, as 2024 was a presidential election year, partially offset by an increase in digital advertising.
Consolidated direct operating expenses increased $9.1 million, or 2.4%, during the three months ended June 30, 2025 compared to the same period of 2024. The increase was primarily driven by higher variable content costs, including higher podcast profit share and third-party digital costs related to the increase in digital revenues, partially offset by a decrease in employee compensation cost in connection with modernization initiatives taken in 2024.
Consolidated Selling, General & Administrative ("SG&A") expenses decreased $18.5 million, or 4.3%, during the three months ended June 30, 2025 compared to the same period of 2024. The decrease was driven primarily by a decrease in costs incurred in connection with executing on our cost savings initiatives, including decreased employee compensation cost due to our modernization initiatives and lower sales commissions related to the decline in broadcast revenue, partially offset by increases in non-cash trade and barter expense and employee benefit expense related to the reestablishment of the 401(k) match program during the first quarter of 2025.
Our consolidated GAAP Operating income was $35.4 million compared to $909.7 million GAAP Operating loss in the second quarter of 2024.
Adjusted EBITDA increased to $156.1 million from $150.2 million in the prior year's second quarter.
Cash provided by operating activities was $6.8 million, compared to $26.7 million in the prior year period primarily due to the timing of receivable collections, partially offset by the timing of interest payments. Free Cash Flow was ($13.2) million, compared to $5.6 million in the prior year period.

Business Segments: Results of Operations
Second Quarter 2025 Multiplatform Group Results

(In thousands)	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2025	2024	Change	2025	2024	Change
Revenue	$544,598	$575,907	(5.4)%	$1,017,576	$1,069,370	(4.8)%
Operating expenses[1]	448,234	471,644	(5.0)%	851,205	887,925	(4.1)%
Segment Adjusted EBITDA	$96,364	$104,263	(7.6)%	$166,371	$181,445	(8.3)%
Segment Adjusted EBITDA margin	17.7%	18.1%		16.3%	17.0%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Multiplatform Group was down $31.3 million, or 5.4% YoY, due to a decrease in broadcast advertising in connection with continued uncertain market conditions. Broadcast revenue decreased $29.7 million, or 7.0% YoY, driven by lower spot revenue. Networks increased $1.2 million, or 1.1% YoY. Revenue from Sponsorship and Events decreased $2.6 million, or 6.7% YoY.

Operating expenses decreased $23.4 million, or 5.0% YoY, driven primarily by a decrease in employee compensation cost due to our modernization initiatives, as well as lower sales commissions related to the decline in broadcast revenue, partially offset by an increase in non-cash trade and barter expense.

Segment Adjusted EBITDA Margin decreased YoY to 17.7% from 18.1%.

Second Quarter 2025 Digital Audio Group Results

(In thousands)	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2025	2024	Change	2025	2024	Change
Revenue	$323,856	$285,614	13.4%	$601,143	$524,582	14.6%
Operating expenses[1]	216,246	193,744	11.6%	406,450	364,585	11.5%
Segment Adjusted EBITDA	$107,610	$91,870	17.1%	$194,693	$159,997	21.7%
Segment Adjusted EBITDA margin	33.2%	32.2%		32.4%	30.5%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Digital Audio Group increased $38.2 million, or 13.4% YoY, driven by Podcast revenue, which increased $29.8 million, or 28.5% YoY, to $134.3 million, primarily due to a continued increase in demand for podcasting from advertisers, and Digital, excluding Podcast revenue, which increased $8.5 million, or 4.7% YoY, to $189.6 million, primarily due to an increase in demand for digital advertising.

Operating expenses increased $22.5 million, or 11.6% YoY, primarily driven by higher variable content costs, including higher podcast profit share and third-party digital costs related to the increase in revenues.

Segment Adjusted EBITDA Margin increased YoY to 33.2% from 32.2%.

Second Quarter 2025 Audio & Media Services Group Results

(In thousands)	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2025	2024	Change	2025	2024	Change
Revenue	$67,736	$70,082	(3.3)%	$127,059	$139,250	(8.8)%
Operating expenses[1]	44,015	46,233	(4.8)%	87,540	91,706	(4.5)%
Segment Adjusted EBITDA	$23,721	$23,849	(0.5)%	$39,519	$47,544	(16.9)%
Segment Adjusted EBITDA margin	35.0%	34.0%		31.1%	34.1%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Audio & Media Services Group decreased $2.3 million, or 3.3% YoY, primarily due to a decrease in broadcast advertising in connection with uncertain market conditions, as well as lower political revenues as 2024 was a presidential election year, partially offset by increased demand for digital advertising.

Operating expenses decreased $2.2 million, or 4.8% YoY, due to a decrease in employee compensation cost due to our modernization initiatives.

Segment Adjusted EBITDA Margin increased YoY to 35.0% from 34.0%.

GAAP and Non-GAAP Measures: Consolidated

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$933,653	$929,092	$1,740,754	$1,728,130
Operating income (loss)	35,370	(909,667)	9,936	(944,375)
Adjusted EBITDA[1]	156,127	150,207	260,715	254,824
Net loss	(83,988)	(981,989)	(364,871)	(1,000,097)
Cash provided by (used for) operating activities[2]	6,821	26,729	(54,123)	(32,548)
Free cash flow[1]	(13,176)	5,557	(93,850)	(75,302)
______________________________________________________
1.See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow to Cash provided by (used for) operating activities, and (iv) revenue, excluding political advertising revenue, to revenue. See also the definitions of Adjusted EBITDA, Free Cash Flow, Adjusted EBITDA margin, and Net Debt under the Supplemental Disclosure Regarding Non-GAAP Financial Information section in this release.
2.We made cash interest payments of $81.6 million in the three months ended June 30, 2025, compared to $88.2 million in the three months ended June 30, 2024. The decrease is primarily due to payments related to debt premium related to the debt exchange transaction.

Certain prior period amounts have been reclassified to conform to the 2025 presentation of financial information throughout the press release.

Liquidity and Financial Position
As of June 30, 2025, we had $235.9 million of cash on our balance sheet. For the six months ended June 30, 2025, cash used for operating activities was $54.1 million, cash used for investing activities was $40.6 million and cash provided by financing activities was $70.7 million.
Capital expenditures for the six months ended June 30, 2025 were $39.7 million compared to $42.8 million for the six months ended June 30, 2024.

As of June 30, 2025, the Company had $5,137.5 million of total debt and $4,635.3 million of Net Debt1.

Cash balance and total available liquidity2 were $235.9 million and $526.7 million, respectively, as of June 30, 2025 which reflects the $100.0 million of outstanding borrowings under our ABL facility.
1 We define Net Debt as Total Debt less Cash and cash equivalents and Debt Premium.
2 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.

Revenue Streams
The tables below present the comparison of our historical revenue streams (including political revenue) for the periods presented:

(In thousands)	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2025	2024	Change	2025	2024	Change
Broadcast Radio	$395,789	$425,490	(7.0)%	$736,525	$784,828	(6.2)%
Networks	107,813	106,591	1.1%	207,276	208,642	(0.7)%
Sponsorship and Events	36,485	39,121	(6.7)%	65,106	66,950	(2.8)%
Other	4,511	4,705	(4.1)%	8,669	8,950	(3.1)%
Multiplatform Group	544,598	575,907	(5.4)%	1,017,576	1,069,370	(4.8)%
Digital ex. Podcast	189,560	181,093	4.7%	350,811	329,437	6.5%
Podcast	134,296	104,521	28.5%	250,332	195,145	28.3%
Digital Audio Group	323,856	285,614	13.4%	601,143	524,582	14.6%
Audio & Media Services Group	67,736	70,082	(3.3)%	127,059	139,250	(8.8)%
Eliminations	(2,537)	(2,511)		(5,024)	(5,072)
Revenue, total	$933,653	$929,092	0.5%	$1,740,754	$1,728,130	0.7%

Conference Call
iHeartMedia, Inc. will host a conference call to discuss results and business outlook on August 11, 2025, at 4:30 p.m. Eastern Time. The conference call number is (888) 596-4144 (U.S. callers) and +1 (646) 968-2525 (International callers) and the passcode for both is 8885116. A live audio webcast of the conference call will also be available on the Investors homepage of iHeartMedia's website investors.iheartmedia.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 770-2030 (U.S. callers) and +1 (609) 800-9909 (International callers) and the passcode for both is 8885116. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

About iHeartMedia, Inc.
iHeartMedia (Nasdaq: IHRT) is the number one audio company in the United States, reaching nine out of 10 Americans every month. It consists of three business groups.

With its quarter of a billion monthly listeners, the iHeartMedia Multiplatform Group has a greater reach than any other media company in the U.S. Its leadership position in audio extends across multiple platforms, including more than 860 live broadcast stations in over 160 markets nationwide; its National Sales organization; and the Company’s live and virtual events business. It also includes Premiere Networks, the industry’s largest Networks business, with its Total Traffic and Weather Network; and BIN: Black Information Network, the first and only 24/7 national and local all news audio service for the Black community. iHeartMedia also leads the audio industry in analytics, targeting and attribution for its marketing partners with its SmartAudio suite of data targeting and attribution products using data from its massive consumer base.

The iHeartMedia Digital Audio Group includes the Company’s growing podcasting business -- iHeartMedia is the number one podcast publisher in downloads, unique listeners, revenue and earnings -- as well as its industry-leading iHeartRadio digital service, available across more than 500+ platforms and thousands of devices; the Company’s digital sites, newsletters, digital services and programs; its digital advertising technology companies; and its audio industry-leading social media footprint.

The Company’s Audio & Media Services reportable segment includes Katz Media Group, the nation’s largest media representation company, and RCS, the world's leading provider of broadcast and webcast software.

For further information, please contact:
Media
Wendy Goldberg
Chief Communications Officer
(212) 377-1105
wendygoldberg@iheartmedia.com
Investors
Mike McGuinness
EVP, Deputy CFO, and Head of Investor Relations
(212) 377-1336
mbm@iheartmedia.com

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to realize the intended benefits of the Debt Exchange Transaction; positioning in uncertain economic environment and future economic recovery; driving shareholder value; our anticipated growth; our expected costs savings and other capital and operating expense reduction initiatives; utilization of new technologies, programmatic platforms, and revenue opportunities; improving operational efficiency; future advertising demand; trends in the advertising industry, including on other media platforms; strategies and initiatives; our anticipated financial performance, including our outlook as to third quarter 2025 consolidated results of operations; and our future liquidity and net leverage are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks related to global economic or political uncertainty and our dependence on advertising revenues; competition, including increased competition from alternative media platforms and technologies; dependence upon our brand and the performance of on-air talent, program hosts and management; fluctuations in operating costs; technological and industry changes and innovations; shifts in population and other demographics; risks related to our use of artificial intelligence, impact of acquisitions, dispositions and other strategic transactions; risks related to our indebtedness; legislative or regulatory requirements; impact of legislation, ongoing litigation or royalty audits on music licensing and royalties; regulations and concerns regarding privacy and data protection and breaches of information security measures; risks related to scrutiny and regulation of environmental, social and governance matters, risks related to our Class A common stock; and regulations impacting our business and the ownership of our securities. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission (SEC), including in the section entitled “Part I, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K and “Part II, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

APPENDIX

TABLE 1 - Comparison of operating performance

(In thousands)	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2025	2024	Change	2025	2024	Change
Revenue	$933,653	$929,092	0.5%	$1,740,754	$1,728,130	0.7%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	391,194	382,049	2.4%	747,520	723,409	3.3%
Selling, general and administrative expenses (excludes depreciation and amortization)	413,082	431,614	(4.3)%	793,876	816,758	(2.8)%
Depreciation and amortization	90,369	104,356		182,270	209,518
Impairment charges	2,552	920,224		5,407	921,732
Other operating expense	1,086	516		1,745	1,088
Operating income (loss)	$35,370	$(909,667)		$9,936	$(944,375)
Depreciation and amortization	90,369	104,356		182,270	209,518
Impairment charges	2,552	920,224		5,407	921,732
Other operating expense	1,086	516		1,745	1,088
Restructuring expenses	19,490	27,558		45,068	51,161
Share-based compensation expense	7,260	7,220		16,289	15,700
Adjusted EBITDA[1]	$156,127	$150,207	3.9%	$260,715	$254,824	2.3%
1See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income (loss), and (ii) Adjusted EBITDA to Net loss. See also the definitions of Adjusted EBITDA and Adjusted EBITDA margin under the Supplemental Disclosure section in this release.

TABLE 2 - Statements of Operations

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$933,653	$929,092	$1,740,754	$1,728,130
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	391,194	382,049	747,520	723,409
Selling, general and administrative expenses (excludes depreciation and amortization)	413,082	431,614	793,876	816,758
Depreciation and amortization	90,369	104,356	182,270	209,518
Impairment charges	2,552	920,224	5,407	921,732
Other operating expense	1,086	516	1,745	1,088
Operating income (loss)	35,370	(909,667)	9,936	(944,375)
Interest expense, net	100,894	95,577	201,280	191,092
Gain (loss) on investments, net	(901)	(412)	(19,495)	91,582
Equity in loss of nonconsolidated affiliates	(51)	(61)	(1)	(106)
Loss on extinguishment of debt	(263)	—	(1,460)	—
Other income (expense), net	1,004	(231)	1,041	(727)
Loss before income taxes	(65,735)	(1,005,948)	(211,259)	(1,044,718)
Income tax benefit (expense)	(18,253)	23,959	(153,612)	44,621
Net loss	(83,988)	(981,989)	(364,871)	(1,000,097)
Less amount attributable to noncontrolling interest	(508)	(331)	(167)	69
Net loss attributable to the Company	$(83,480)	$(981,658)	$(364,704)	$(1,000,166)

TABLE 3 - Selected Balance Sheet Information

(In millions)	June 30, 2025	December 31, 2024
Cash	$235.9	$259.6
Total Current Assets	1,348.2	1,361.8
Net Property, Plant and Equipment	451.3	489.8
Total Assets	5,379.3	5,571.7
Current Liabilities (excluding current portion of long-term debt)	825.4	847.8
Long-term Debt (including current portion of long-term debt)	5,137.5	5,071.5
Stockholders' Deficit	(1,726.2)	(1,371.8)

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following tables set forth the Company’s Adjusted EBITDA, Adjusted EBITDA margin, revenues excluding political advertising revenue, and Free Cash Flow for the three and six months ended June 30, 2025 and 2024, and Net Debt as of June 30, 2025. Adjusted EBITDA is defined as consolidated Operating income (loss) adjusted to exclude restructuring expenses included within Direct operating expenses and SG&A expenses, and share-based compensation expenses included within SG&A expenses, as well as the following line items presented in our Statements of Operations: Depreciation and amortization, Impairment charges, and Other operating expense. Alternatively, Adjusted EBITDA is calculated as Net loss, adjusted to exclude Income tax (benefit) expense, Interest expense, net, Depreciation and amortization, (Gain) loss on investments, net, Loss on extinguishment of debt, Other (income) expense, net, Equity in loss of nonconsolidated affiliates, Impairment charges, Other operating expense, Share-based compensation expense, and Restructuring expenses. Restructuring expenses primarily include expenses incurred in connection with cost-saving initiatives, as well as certain expenses, which, in the view of management, are outside the ordinary course of business or otherwise not representative of the Company's operations during a normal business cycle. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin, among other measures, to evaluate the Company’s operating performance. Adjusted EBITDA is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income.
The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, Operating income (loss) as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with Operating income (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.
We define Free Cash Flow as Cash provided by (used for) operating activities less capital expenditures, which is disclosed as Purchases of property, plant and equipment in the Company’s Consolidated Statements of Cash Flows. We use Free Cash Flow measures, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that Free Cash Flow is meaningful to investors because it provides them with a view of the Company’s liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations. In addition, we believe that Free Cash Flow helps improve investors’ ability to compare our liquidity with that of other companies.

Since Free Cash Flow is not calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, Cash provided by (used for) operating activities and may not be comparable to similarly titled measures employed by other companies. Free Cash Flow is not necessarily a measure of our ability to fund our cash needs.

The Company presents revenue, excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting revenue, excluding the effects of political revenue, provides additional information to investors about the Company’s revenue growth from period to period.
We define Net Debt as Total Debt less Cash and cash equivalents and Debt Premium. The Company uses Net Debt to evaluate the Company's liquidity. We believe this measure is an important indicator of the Company's ability to service its long-term debt obligations.
Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity.
As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow to Cash provided by (used for) operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt.
We have provided forecasted Consolidated Revenue and Adjusted EBITDA guidance for the quarter ending September 30, 2025, which reflects targets for revenue and Adjusted EBITDA. Our Earnings Call on August 11, 2025 may present additional guidance that includes Adjusted EBITDA. A full reconciliation of the forecasted Adjusted EBITDA to the respective most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company's cash and cash equivalent balance.

Reconciliation of Operating income (loss) to Adjusted EBITDA

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2025	2024	2025	2024	2025
Operating income (loss)	$35,370	$(909,667)	$9,936	$(944,375)	$(25,434)
Depreciation and amortization	90,369	104,356	182,270	209,518	91,901
Impairment charges	2,552	920,224	5,407	921,732	2,855
Other operating expense	1,086	516	1,745	1,088	659
Restructuring expenses	19,490	27,558	45,068	51,161	25,578
Share-based compensation expense	7,260	7,220	16,289	15,700	9,029
Adjusted EBITDA	$156,127	$150,207	$260,715	$254,824	$104,588

Reconciliation of Net loss to EBITDA and Adjusted EBITDA

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2025	2024	2025	2024	2025
Net loss	$(83,988)	$(981,989)	$(364,871)	$(1,000,097)	$(280,883)
Income tax expense (benefit)	18,253	(23,959)	153,612	(44,621)	135,359
Interest expense, net	100,894	95,577	201,280	191,092	100,386
Depreciation and amortization	90,369	104,356	182,270	209,518	91,901
EBITDA	$125,528	$(806,015)	$172,291	$(644,108)	$46,763
(Gain) loss on investments, net	901	412	19,495	(91,582)	18,594
Loss on extinguishment of debt	263	—	1,460	—	1,197
Other (income) expense, net	(1,004)	231	(1,041)	727	(37)
Equity in loss of nonconsolidated affiliates	51	61	1	106	(50)
Impairment charges	2,552	920,224	5,407	921,732	2,855
Other operating expense	1,086	516	1,745	1,088	659
Restructuring expenses	19,490	27,558	45,068	51,161	25,578
Share-based compensation expense	7,260	7,220	16,289	15,700	9,029
Adjusted EBITDA	$156,127	$150,207	$260,715	$254,824	$104,588

Reconciliation of Cash provided by (used for) operating activities to Free Cash Flow

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cash provided by (used for) operating activities	$6,821	$26,729	$(54,123)	$(32,548)
Purchases of property, plant and equipment	(19,997)	(21,172)	(39,727)	(42,754)
Free cash flow	$(13,176)	$5,557	$(93,850)	$(75,302)

Reconciliation of Revenue to Revenue excluding Political Advertising

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2025	2024		2025	2024
Consolidated revenue	$933,653	$929,092	0.5%	$1,740,754	$1,728,130	0.7%
Excluding: Political revenue	(6,153)	(14,907)		(11,880)	(26,534)
Consolidated revenue, excluding political	$927,500	$914,185	1.5%	$1,728,874	$1,701,596	1.6%

Multiplatform Group revenue	$544,598	$575,907	(5.4)%	$1,017,576	$1,069,370	(4.8)%
Excluding: Political revenue	(3,992)	(8,025)		(7,613)	(15,688)
Multiplatform Group revenue, excluding political	$540,606	$567,882	(4.8)%	$1,009,963	$1,053,682	(4.1)%

Digital Audio Group revenue	$323,856	$285,614	13.4%	$601,143	$524,582	14.6%
Excluding: Political revenue	(1,313)	(1,210)		(1,831)	(1,481)
Digital Audio Group revenue, excluding political	$322,543	$284,404	13.4%	$599,312	$523,101	14.6%

Audio & Media Group Services revenue	$67,736	$70,082	(3.3)%	$127,059	$139,250	(8.8)%
Excluding: Political revenue	(848)	(5,672)		(2,436)	(9,365)
Audio & Media Services Group revenue, excluding political	$66,888	$64,410	3.8%	$124,623	$129,885	(4.1)%

Reconciliation of Total Debt to Net Debt

(In thousands)	June 30, 2025
Current portion of long-term debt	$73,726
Long-term debt	5,063,792
Total debt	$5,137,518
Less: Debt premium	266,302
Less: Cash and cash equivalents	235,932
Net debt	$4,635,284

Segment Results

The following tables present the Company's segment results for the Company for the periods presented:

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended June 30, 2025
Revenue	$544,598	$323,856	$67,736	$—	$(2,537)	$933,653
Less: Operating expenses(1)	448,234	216,246	44,015	71,568	(2,537)	777,526
Segment Adjusted EBITDA	$96,364	$107,610	$23,721	$(71,568)	$—	$156,127
Adjusted EBITDA margin	17.7%	33.2%	35.0%			16.7%
Depreciation and amortization						(90,369)
Impairment charges						(2,552)
Other operating expense						(1,086)
Restructuring expenses						(19,490)
Share-based compensation expense						(7,260)
Operating income						$35,370
Operating margin						3.8%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended June 30, 2024
Revenue	$575,907	$285,614	$70,082	$—	$(2,511)	$929,092
Less: Operating expenses(1)	471,644	193,744	46,233	69,775	(2,511)	778,885
Segment Adjusted EBITDA	$104,263	$91,870	$23,849	$(69,775)	$—	$150,207
Adjusted EBITDA margin	18.1%	32.2%	34.0%			16.2%
Depreciation and amortization						(104,356)
Impairment charges						(920,224)
Other operating expense						(516)
Restructuring expenses						(27,558)
Share-based compensation expense						(7,220)
Operating loss						$(909,667)
Operating margin						(97.9)%

(1)Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses and share-based compensation expenses.

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Six Months Ended June 30, 2025
Revenue	$1,017,576	$601,143	$127,059	$—	$(5,024)	$1,740,754
Less: Operating expenses(1)	851,205	406,450	87,540	139,868	(5,024)	1,480,039
Segment Adjusted EBITDA	$166,371	$194,693	$39,519	$(139,868)	$—	$260,715
Adjusted EBITDA margin	16.3%	32.4%	31.1%			15.0%
Depreciation and amortization						(182,270)
Impairment charges						(5,407)
Other operating expense, net						(1,745)
Restructuring expenses						(45,068)
Share-based compensation expense						(16,289)
Operating income						$9,936
Operating margin						0.6%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Six Months Ended June 30, 2024
Revenue	$1,069,370	$524,582	$139,250	$—	$(5,072)	$1,728,130
Less: Operating expenses(1)	887,925	364,585	91,706	134,162	(5,072)	1,473,306
Segment Adjusted EBITDA	$181,445	$159,997	$47,544	$(134,162)	$—	$254,824
Adjusted EBITDA margin	17.0%	30.5%	34.1%			14.7%
Depreciation and amortization						(209,518)
Impairment charges						(921,732)
Other operating income, net						(1,088)
Restructuring expenses						(51,161)
Share-based compensation expense						(15,700)
Operating loss						$(944,375)
Operating margin						(54.6)%

(1)Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses and share-based compensation expenses.